Resonant Inc. Reports First Quarter 2019 Financial Results and Provides Business Update

GOLETA, CA - May 8, 2019 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced financial results for the first quarter ended March 31, 2019 and provided an update on its operational progress.

“The first quarter of 2019 was significant for Resonant, in particular with the successful demonstration of our XBAR filter at Mobile World Congress,” stated George B. Holmes, CEO of Resonant. “Our patented BAW XBAR resonator structure has demonstrated performance needed for high-performance 5G devices yet uses existing manufacturing processes for fast production and low unit costs. Based on the response from carriers, OEMs and device manufacturers, we believe that the performance of XBAR technology can make the promise of 5G a reality. We remain on track to choose and then qualify our first XBAR production foundry partner and to secure our first XBAR customer engagement by the end of the second quarter. We also executed on other key metrics that will drive our long-term growth. As demonstrated by the new license agreements announced with an existing Tier 1 filter customer and an existing fabless customer, we have expanded the number of devices contracted and licensed. Further, the adoption of our Filter IP Standard Library enables fabless customers a much faster time to market by eliminating the upfront development time of 12 to 18 months and increases the reach of our fabless/foundry program.”

Recent Highlights

•	Expanded existing customer relationships

•	Signed two new license agreements with an existing Tier 1 filter customer, including a high-performance filter targeted specifically to compete with higher-cost BAW solutions.

•	Signed four Filter IP Standard Library license agreements with an existing fabless customer, up from two agreements in the fourth quarter of 2018.

“We believe we are the only pure play solutions provider of designs, IP and software solely targeted at the RFFE market. This enables our highly leverageable IP business model, and with the coming of 5G and our XBAR technology, we believe we are uniquely positioned to capitalize on the potential of the RF filter market as it is expected to grow from approximately $12B today to $28B by 2025.We continue moving toward monetizing our investments to benefit our customers, our employees, and most importantly our shareholders.”

For the First Quarter ended March 31, 2019, Resonant recorded:

•	Revenues of $134,000, compared to $128,000 for the fourth quarter of 2018.

•	Research and development expenses of $4.4 million, compared to $4.1 million for the fourth quarter of 2018.

•	Sales, marketing and administration expenses of $3.0 million, compared to $3.0 million for the fourth quarter of 2018.

•	Operating loss of $7.2 million, compared to $7.0 million for the fourth quarter of 2018.

•
Net loss of $7.1 million, or $(0.26) per share, based on 27.5 million weighted average shares outstanding, compared to net loss of $6.9 million, or $(0.25) per share, based on 27.2 million weighted average shares outstanding for the fourth quarter of 2018.

•	Non-GAAP, adjusted EBITDA of $(5.6) million, or $(0.20) per fully diluted share, compared to $(5.5) million, or $(0.20) per fully diluted share for the fourth quarter in 2018.

•
Cash, cash equivalents and investments of $15.2 million, compared to $21.3 million at December 31, 2018. Subsequent to quarter end, on April 8th Resonant received approximately $1 million in gross proceeds as a result of one of the company's largest investor's exercise of equity warrants.

Conference Call and Webcast
Date: Wednesday, May 8, 2019
Time: 1:30 p.m. Pacific daylight time (4:30 p.m. Eastern daylight time)
U.S. Dial-in: 1-877-423-9813
International Dial-in: 1-201-689-8573
Conference ID: 13689818
Webcast: RESN Q1 2019 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through June 8, 2019. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13689818. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q1 2019 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

1.	ISN® and XBAR: Speeding the Transition to 5G

2.	Infinite Synthesized Networks, ISN® Explained

3.	What is an RF Filter?

4.	RF Filter Innovation

5.	Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page (https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Moriah Shilton, LHA Investor Relations 1-415-315-2362

Resonant Inc.
Condensed Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$8,691,000	$4,394,000
Investments held-to-maturity	6,477,000	16,863,000
Other current assets	458,000	529,000
TOTAL CURRENT ASSETS	15,626,000	21,786,000
PROPERTY AND EQUIPMENT, NET	1,886,000	1,987,000
OPERATING LEASE RIGHT-OF-USE ASSETS	2,928,000	—
NONCURRENT ASSETS	2,513,000	2,471,000
TOTAL ASSETS	$22,953,000	$26,244,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,505,000	$2,994,000
Other current liabilities	338,000	271,000
TOTAL CURRENT LIABILITIES	2,843,000	3,265,000
LONG-TERM LIABILITIES	2,919,000	81,000
STOCKHOLDERS’ EQUITY
Common stock	27,000	27,000
Additional paid-in capital	116,890,000	115,450,000
Accumulated other comprehensive income loss	(25,000)	(15,000)
Accumulated deficit	(99,701,000)	(92,564,000)
TOTAL STOCKHOLDERS’ EQUITY	17,191,000	22,898,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,953,000	$26,244,000

Resonant Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
REVENUES	$134,000	$128,000	$157,000
OPERATING EXPENSES
Research and development	4,386,000	4,086,000	3,254,000
Sales, marketing and administration	2,985,000	3,046,000	2,665,000
TOTAL OPERATING EXPENSES	7,371,000	7,132,000	5,919,000
NET OPERATING LOSS	(7,237,000)	(7,004,000)	(5,762,000)
OTHER INCOME
Interest and investment income	106,000	158,000	48,000
Other income (expense)	(5,000)	(7,000)	(2,000)
TOTAL OTHER INCOME	101,000	151,000	46,000
LOSS BEFORE INCOME TAXES	(7,136,000)	(6,853,000)	(5,716,000)
Provision for income taxes	1,000	20,000	—
NET LOSS	$(7,137,000)	$(6,873,000)	$(5,716,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.26)	$(0.25)	$(0.28)
Weighted average shares outstanding — basic and diluted	27,547,931	27,203,705	20,176,372

Resonant Inc.
Reconciliation of non-GAAP Information
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018

Net loss (GAAP)	$(7,137,000)	$(6,873,000)	$(5,716,000)
Add (subtract) the following items:
Interest income	(106,000)	(158,000)	(48,000)
R&D stock compensation	633,000	523,000	539,000
SM&A stock compensation	721,000	781,000	424,000
R&D depreciation and amortization	205,000	197,000	174,000
SM&A depreciation and amortization	48,000	43,000	21,000
Income taxes	1,000	20,000	—
Adjusted EBITDA (non-GAAP)	$(5,635,000)	$(5,467,000)	$(4,606,000)
Adjusted EBITDA (non-GAAP) per share – basic and diluted	$(0.20)	$(0.20)	$(0.23)
Weighted average shares outstanding — basic and diluted	27,547,931	27,203,705	20,176,372

R&D: research and development
SM&A: sales, marketing and administration